Thursday, November 5, 2009

COMPANY PRESS RELEASE

Transgenomic, Inc. Reports Third Quarter 2009 Results

OMAHA, Neb., November 5, 2009 – Transgenomic, Inc. (OTCBB: TBIO.OB) today announced financial results for the quarter ended September 30, 2009. The Company’s financial results are presented in the tables that follow.

Third Quarter 2009
The Company reported a net loss of $366,000 or $0.01 per share for the third quarter of 2009 as compared to a net loss of $499,000 or $0.01 per share for the third quarter of 2008.

Net sales were $5.0 million during the third quarter of 2009, compared to $5.4 million during the comparable period of 2008. Gross profit from continuing operations was $2.8 million or 55 percent during the third quarter of 2009 compared to $2.9 million or 54 percent during the comparable period of 2008.  Included in cost of sales was $0.3 million of inventory obsolescence.  Operating expenses were $3.2 million during the third quarter of 2009 compared to $3.4 million during the same period of 2008.  Excluding the impact of foreign currency revaluation gains/losses, operating expenses were down by $163,000 in the third quarter of 2009 compared to the same period of 2008.  Included in operating expenses was $0.2 million related to the license for Cold-PCR from the Dana-Farber Cancer Institute.

Cash and cash equivalents totaled $4.7 million at September 30, 2009 compared to $4.8 million at December 31, 2008.

Nine Months Ended September 30, 2009
The Company reported a net loss of $2.0 million or $0.04 per share for the nine months ended September 30, 2009, compared to a net loss of $276,000 or $0.01 per share during the comparable period of 2008.

Net sales were $15.5 million for the nine months ended September 30, 2009, compared to $17.9 million during the comparable period of 2008.  Gross profit was $8.2 million or 53 percent for the nine months ended September 30, 2009, compared to $10.3 million or 58 percent in 2008.  Operating expenses were $10.4 million for the nine months ended September 30, 2009 compared to $10.6 million during the same period of 2008.  Excluding the impact of foreign currency revaluation gains/losses, operating expenses were down by $976,000 for the nine months ended September 30, 2009 compared to the same period in 2008.

Comment and Outlook
Craig Tuttle, the Company’s President and Chief Executive Officer, noted, “Net sales for the third quarter declined slightly from the second quarter of 2009.  This decrease is primarily attributable to lower instrument sales in the U.S. as well as an expected quarterly decline in our reference laboratory net sales related to summer vacations in the U.S.  We also had two OEM instrument sales that ended up closing in October that were expected in the third quarter.  This gives us confidence that fourth quarter net sales will show marked improvement.”

Tuttle continued, “We remain heavily engaged in development and validation of our mitochondrial DNA damage assay applications, our licensed NuroPro assays for Alzheimer’s and Parkinson’s disease and our recently announced license for Cold-PCR from the Dana-Farber Cancer Institute.  We have already seen strong interest from potential customers for Cold-PCR and hope to have one or more pharma studies initiated during the fourth quarter.  Our beta site trials for our K-Ras mutation detection kit have been completed and this kit, the first of several expected, will be launched shortly.”

Earnings Call
Company management will discuss third quarter 2009 financial results via teleconference on Thursday, November 5th, at 5:00 p.m. Eastern Time.  To access the call via telephone, dial 800-862-9098 or 785-424-1051.  The Company will also host a live broadcast of the call over the Internet.  To listen to the webcast, investors should log on to the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Thursday, November 19, 2009.  Simply dial 800-839-3613 or 402-220-2973 from any telephone.

About Transgenomic, Inc.
Transgenomic, Inc. (OTC BB: TBIO.OB, www.transgenomic.com ) is a global biotechnology company specializing in high sensitivity genetic variation and mutation analysis, providing products and services in DNA mutation detection and discovery for clinical research, clinical molecular diagnostics and pharmacogenomics analyses. Its product offerings include the WAVE® Systems and associated consumables specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. With broad applicability to genetic research, over 1,450 systems have been shipped to customers in more than 30 countries. The SURVEYOR® Mutation Detection Kits and SURVEYOR Check-It Kit provide reagents and protocols for high sensitivity detection of mutations in DNA. In addition, HANABI automated chromosome harvesting systems improve laboratory productivity with consistent quality compared to manual methods for cytogenetic analyses. Service offerings include the Transgenomic Molecular Laboratory, which provides reference laboratory services specializing in molecular diagnostics including Mitochondrial Disorders, Oncology and Hematology, Molecular Pathology and Inherited Diseases. Transgenomic Pharmacogenomic Services is a CRO for pharmacogenomic, translational research and clinical trials.

Transgenomic Cautionary Statements
Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE  68164

Phone:  402-452-5400
Fax:  402-452-5461

investorrelations@transgenomic.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
NET SALES	$5,046	$5,367	$15,508	$17,869
COST OF GOODS SOLD	2,293	2,448	7,291	7,570
Gross profit	2,753	2,919	8,217	10,299
OPERATING EXPENSES:
Selling, general and administrative	2,215	2,757	7,922	8,824
Research and development	938	684	2,468	1,816
Restructuring costs	—	—	—	8
	3,153	3,441	10,390	10,648
LOSS FROM OPERATIONS	(400)	(522)	(2,173)	(349)
OTHER INCOME (EXPENSE):
Interest income	1	22	14	80
Other, net	(1)	14	(4)	13
	—	36	10	93
LOSS BEFORE INCOME TAXES	(400)	(486)	(2,163)	(256)
INCOME TAX EXPENSE (BENEFIT)	(34)	13	(114)	20
NET LOSS	(366)	(499)	(2,049)	(276)

BASIC AND DILUTED LOSS PER SHARE:	$(0.01)	$(0.01)	$(0.04)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672	49,189,672	49,189,672

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Nine Months Ended September 30,
	2009	2008
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$237	$(472)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(347)	(254)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	—	(210)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(110)	(936)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,771	5,723

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,661	$4,787

Transgenomic, Inc.
Summary Financial Results
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	(Unaudited) September 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,661	$4,771
Accounts receivable (net of allowances for bad debts of $345 and $388, respectively)	4,145	5,385
Inventories (net of allowances for obsolescence of $353 and $14, respectively	4,134	4,775
Prepaid expenses and other current assets	655	654
Total current assets	13,595	15,585
PROPERTY AND EQUIPMENT, NET	1,059	1,198
OTHER ASSETS:
Other assets, (net of accumulated amortization of $478 and $425, respectively)	701	773
	$15,355	$17,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$795	$905
Other accrued expenses	2,330	2,810
Accrued compensation	538	520
Total current liabilities	3,663	4,235
OTHER LONG TERM LIABILITIES	202	116
Total liabilities	3,865	4,351
STOCKHOLDERS’ EQUITY	11,490	13,205
	$15,355	$17,556